Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

INVESTORS:	MEDIA:
Renovis, Inc.	Noonan Russo
John C. Doyle	Emily Poe
(650) 266-1407	(212) 845-4266
doyle@renovis.com	emily.poe@eurorscg.com

RENOVIS REPORTS FIRST QUARTER 2005 FINANCIAL RESULTS

South San Francisco, California – April 28, 2005 – Renovis, Inc. (Nasdaq: RNVS), a biopharmaceutical company focused on the discovery and development of drugs to treat neurological diseases and disorders, today announced financial results for the first quarter ended March 31, 2005.

Revenue for the quarters ended March 31, 2005 and 2004 was $656,000. All revenue in 2004 and 2005 resulted from our collaboration with Genentech, Inc. in the areas of neurological disorders and anti-angiogenesis.

Research and development expenses for the quarter ended March 31, 2005 were $7.7 million, compared to $6.4 million during the same period in 2004. The increase in research and development expenses reflects investments in our preclinical activities in the areas of neuroprotection, pain and neuroinflammatory diseases partially offset by lower clinical development expenses. The investments in our preclinical programs included addition of key personnel in chemistry and pharmacology as well as studies needed to support advancement of REN-850, which began clinical development during the first quarter of 2005. The decrease in clinical development expenses during the first quarter of 2005 compared to the first quarter of 2004 resulted from our decision in 2004 to end development of REN-213, which was ongoing throughout the first three quarters of the year.

General and administrative expenses for the quarter ended March 31, 2005 were $2.2 million compared to $1.8 million during the same period in 2004. The increase in general and administrative expenses reflects spending on legal, accounting and other professional services to support our internal efforts to comply with reporting and regulatory requirements associated with operating as a public company following our initial public offering in February 2004. Additionally, we incurred higher expenses during the first quarter of 2005 to secure patent protection for discoveries made in our preclinical drug development programs.

Net loss for the first quarter of 2005 was $10.0 million compared to $8.7 million for the same period last year. Basic and diluted net loss per share in the first quarter was $0.41 compared with $0.63 in the first quarter of 2004.

At March 31, 2005, Renovis had $76.7 million in cash, cash equivalents and short-term investments.

First Quarter 2005 Highlights

“The first quarter of 2005 brought important news in each of our clinical programs,” said Corey S. Goodman, Ph.D., President and Chief Executive Officer. “We are awaiting top-line results from the SAINT I pivotal trial with Cerovive in the second quarter and look forward to continued progress with the ongoing clinical trials involving REN-1654 and REN-850.”

•	Cerovive® (NXY-059): We expect to announce top-line results from SAINT I, one of the two pivotal Phase III trials with Cerovive® (NXY-059) in acute ischemic stroke patients in coordination with AstraZeneca during the current quarter. Enrollment of patients in the second pivotal trial in acute ischemic stroke (SAINT II) and in the CHANT (Cerebral Hemorrhage and NXY-059 Treatment) trial to assess the safety and tolerability of Cerovive® (NXY-059) in patients with acute intracerebral hemorrhage is progressing consistent with AstraZeneca’s announced intention to file for regulatory approval of Cerovive® (NXY-059) in the second half of 2006.

•	REN-1654: During the first quarter of 2005, we announced that REN-1654 did not reach statistical significance in its primary endpoint in a Phase II trial in patients with post-herpetic neuralgia (PHN) and that we were discontinuing development of REN-1654 in PHN. Enrollment is continuing in a second Phase II trial with REN-1654 in sciatica patients and, as previously announced, we currently expect to report results from this trial by the end of the third quarter of 2005.

•	REN-850: In February 2005, we began a Phase Ia clinical trial with REN-850 in healthy volunteers. REN-850 is an orally available, small molecule for multiple sclerosis and other autoimmune diseases.

2005 Financial Guidance

Financial projections involve a high level of uncertainty due, among many factors, to the variability involved in predicting clinical trial enrollment rates and results, requirements of early stage research programs, and the potential for Renovis to enter into new licensing agreements or strategic collaborations. The Company intends to update financial guidance for 2005 when it releases results for each quarter or upon the announcement of material corporate events.

For the year ending December 31, 2005, the Company reiterates the following guidance as previously announced in conjunction with its results for the quarter and year ended December 31, 2004.

•	Total contract revenue from existing agreements of approximately $2.6 million; and

•	Total operating expenses of $45 million to $50 million.

Conference Call and Webcast Information

Corey S. Goodman, Ph.D., President and CEO, and John C. Doyle, Vice President of Finance and CFO, will review first quarter results via webcast and conference call on Thursday, April 28, 2005 at 4:30 p.m. Eastern Daylight Time. To access the call by live webcast, please log on to the Investor Relations section of our website at www.renovis.com. A playback of the call and archive of the webcast will be available through May 5, 2005. To access the playback of the call, dial 888-286-8010, (in the United States), or 617-801-6888 (internationally), reservation number 67829792.

About Renovis

Renovis is a biopharmaceutical company developing drugs to treat neurological diseases and disorders. Our most advanced product candidate is CEROVIVE® (NXY-059), an intravenous drug for acute ischemic stroke that is in Phase III clinical trials with our exclusive licensee, AstraZeneca AB. We are independently developing REN-1654, an oral drug for neuropathic pain in sciatica patients in a Phase II clinical trial, and REN-850, an oral drug for multiple sclerosis in a Phase I clinical trial. Our research and development programs focus on major medical needs in the areas of neuroprotection, pain and neuroinflammatory diseases.

For additional information about the company, please visit www.renovis.com.

CEROVIVE® (NXY-059) is a registered trademark of the AstraZeneca group of companies. All other product names and marks are or may be trademarks or registered trademarks used to identify products or services of their respective owners.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including risks related to: our heavy dependence on the success of CEROVIVE® (NXY-059), which is still under development; our dependence on our strategic collaboration with AstraZeneca; AstraZeneca’s success in obtaining regulatory approval to market CEROVIVE® (NXY-059); our ability to successfully develop other product candidates, such as REN-1654 and REN-850; obtaining, maintaining and protecting the intellectual property incorporated into our product candidates; and our ability to obtain additional funding to support our business activities. These and other risks are described in greater detail in the “Risk Factors” section of our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 28, 2005. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements.

RENOVIS, INC.

Condensed Statements of Operations

(All amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2005	2004
Contract revenue	$656	$656

Operating expenses:
Research and development	7,741	6,448
General and administrative	2,175	1,834
Amortization of employee stock-based compensation	1,032	1,184

Total operating expenses	10,948	9,466

Loss from operations	(10,292)	(8,810)

Other income, net	302	134

Net loss	$(9,990)	$(8,676)

Basic and diluted net loss per share	$(0.41)	$(0.63)

Shares used to compute basic and diluted net loss per share	24,527,116	13,814,355

RENOVIS, INC.

Condensed Balance Sheets

(in thousands)

	March 31, 2005	December 31, 2004
		(1)
Assets:
Cash and cash equivalents	$6,460	$5,580
Short-term investments	70,257	81,379
Prepaids and other current assets	2,475	1,831

Total current assets	79,192	88,790

Property and equipment, net	6,189	6,022
Other long-term assets	1,026	1,313

	$86,407	$96,125

Liabilities and stockholders’ equity (net capital deficiency):
Current liabilities	$8,321	$10,310
Long-term liabilities	3,584	3,039

Convertible preferred stock	—	—

Stockholders’ equity (net capital deficiency)	74,502	82,776

	$86,407	$96,125

(1)	Derived from audited financial statements at that date